MONTHLY STATEMENT
                  ---------------------------------------------

                             PROVIDIAN MASTER TRUST
                                  SERIES 1996-1
                  ---------------------------------------------


         Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1996-1 Supplement dated as of June 1, 1996 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank ("FDNB"), Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, FDNB as Servicer is required to prepare certain information each month regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1996-1 Certificates with respect to the Distribution Date occurring on May 15, 1997, and with respect to the performance of the Trust during the month of April is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1996-1 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

 (1) The total amount distributed to Senior Certificateholders per $1,000
     original certificate principal amount                             $4.881250

 (2) The amount set forth in A(1) above distributed to Senior
     Certificateholders with respect to interest per $1,000 original
     certificate principal amount                                      $4.881250

 (3) The amount set forth in A(1) above distributed to Senior
     Certificateholders with respect to principal per $1,000 original
     certificate principal amount                                      $0.000000

B)   Information Regarding the Performance of the Trust

 (1) Allocation of Receivables Collections to the Series 1996-1 Certificates

 (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the Distribution
     Date                                                         $84,359,152.90

 (b) The aggregate amount of Interchange collected and allocated to the Trust for the Monthly Period immediately preceding the
     Distribution Date                                             $1,799,350.00

 (c) The aggregate amount of Principal Receivables collected during the
      Monthly Period immediately preceding the Distribution
      Date                                                       $390,835,649.02

 (d) The Floating Allocation Percentage with respect to the Series
     1996-1 Certificates for the Monthly Period immediately
     preceding the Distribution Date                                  17.221350%

 (e) The Principal Allocation Percentage with respect to the Series 1996-1 Certificates for the Monthly Period immediately preceding the
     Distribution Date                                                17.221350%

 (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1996-1 Certificates for the Monthly
     Period immediately preceding the Distribution Date           $14,837,657.38

 (g) The Principal Receivables collected and allocated to the Series
     1996-1 Certificates for the Monthly Period immediately
     preceding the Distribution Date                              $67,307,175.21

 (2) Available Finance Charge Collections and Reallocated Principal Collections for Series 1996-1 for the Monthly Period immediately preceding the Distribution Date

 (a) The Finance Charge Receivables and Interchange collected and
     allocated to the Series 1996-1 Certificates                  $14,837,657.38

 (b) Collection Account and Special Funding Account investment
     earnings allocated to the Series 1996-1 Certificates            $103,366.63

 (c) Principal Funding Account Investment Proceeds                         $0.00

 (d) Prefunding Account Investment Proceeds                                $0.00

 (e) Reserve Account withdrawals, if applicable                            $0.00

 (f) Additional Finance Charges from other Series allocated to the Series
     1996-1 Certificates                                                   $0.00

 (g) Payments, if any, on deposit as of the Determination Date
     received from any Interest Rate Protection Agreements                 $0.00

 (h) Reallocated Principal Collections                                     $0.00

 (i) Total Available Finance Charge Collections and Reallocated Principal Collections for Series 1996-1 (total of (a), (b), (c), (d), (e), (f), (g)
     and (h) above)                                               $14,941,024.01

 (3) Available Principal Collections for Series 1996-1 for the Monthly Period immediately preceding the Distribution Date

 (a) The Principal Receivables collected and allocated to the Series 1996-1
     Cerrtificates                                                $67,307,175.21

 (b) Shared Principal Collections from other Series allocated to the
     Series 1996-1 Certificates                                            $0.00

 (c) Additional amounts to be treated as Available Principal Collections
     pursuant to the Series Supplement                             $6,474,201.41

 (d) Reallocated Principal Collections                                     $0.00

 (e) Available Principal Collections for Series 1996-1 (total of (a), (b) and
     (c) minus (d) above)                                         $73,781,376.62

 (4) Delinquent Balances in the Trust

     The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

     (a)      31-60 days                           $87,461,962
     (b)      61-90 days                            55,062,335
     (c)      91 or more days                       97,292,967
                                                    ----------
     (d)      Total Delinquencies                 $239,817,264

 (5) Defaulted Amount

 (a) The aggregate amount of Defaulted Receivables with respect to the
     Trust for the Monthly Period immediately preceding the
     Distribution Date                                            $41,430,147.75


 (b) The aggregate Amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the
     Distribution Date                                             $3,836,106.68

 (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus
     Recoveries]                                                  $37,594,041.07

 (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1996-1
     Certificates (the "Series 1996-1 Defaulted Amount")           $6,474,201.41

 (e) The Senior Defaulted Amount [Series 1996-1 Defaulted Amount
     multiplied by the Senior Percentage]                          $5,114,619.11

 (6) Senior Charge-Offs

 (a) The excess,  if any, of the Senior  Defaulted  Amount
     over  the  sum  of  (i)  Available   Finance   Charge
     Collections  applied to such Senior Defaulted Amount,
     (ii) Reallocated  Principal Collections and (iii) the
     amount by which the  Collateral  Invested  Amount has
     been  reduced  in respect  of such  Senior  Defaulted
     Amount (a "Senior Charge-Off")                                       $0.00

 (b) The amount of the Senior Charge-Off set forth in item 6(a)
     above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each
     Senior Certificateholder's investment)                                $0.00

 (c) The total amount reimbursed on the Distribution Date in respect of
     Senior Charge-Offs for prior Distribution  Dates                      $0.00

 (d) The  amount  set forth in item 6(c)  above per $1,000
     original  certificate  principal  amount (which will
     have the effect of  increasing,  pro rata, the amount
     of each Senior Certificateholder's investment)                        $0.00

 e) The amount, if any, by which the outstanding principal balance of the Senior Certificates exceeds the Senior Invested Amount and the
     Senior Initial Percentage of the Prefunding Account Balance, if
     any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
     Date                                                                  $0.00

 (7) Reductions in the Collateral Interest

 (a) The excess, if any, of the Collateral Defaulted Amount over Available Finance Charge Collections applied to such Collateral Defaulted
     Amount                                                                $0.00

 (b) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of Reallocated
     Principal Collections                                                 $0.00

 (c) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of the unpaid
     Required Amount                                                       $0.00

 (d) The total amount by which the Collateral Invested Amount has been reduced on the Distribution Date as set forth in items 7(a),
     (b) and (c)                                                           $0.00

 (e) The total amount reimbursed on the Distribution Date in respect of reductions in the Collateral Invested Amount on prior
     Distribution Dates                                                    $0.00

 (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance,
     if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on the Distribution
     Date                                                                  $0.00

 (8) Investor Monthly Servicing Fee

     The amount of the Series 1996-1 Monthly Servicing Fee payable to the
     Servicer on the Distribution Date                             $1,385,416.67

 (9)  Prefunding Account

 (a) The Prefunding Account Balance on the Distribution
     Date                                                                  $0.00

 (b) The Senior Percentage of the Prefunding Account Balance
     on the Distribution Date                                              $0.00

 (c) The Collateral Percentage of the Prefunding Account Balance on the
      Distribution Date                                                    $0.00

(10) Senior Monthly Interest

 (a) Senior Monthly Interest payable on the Distribution Date      $3,663,378.13

(11) Principal Funding Account Amount

 (a) The amount on deposit in the Principal Funding Account on the
     Distribution Date, after giving effect to all deposits,
     withdrawals and distributions on such Distribution Date               $0.00

 (b) Deposits  to  the  Principal   Funding   Account  are
     currently  scheduled to commence on the  Distribution
     Date occurring in April, 2002.  (The initial funding
     date  for  the  Principal   Funding  Account  may  be
     modified in certain circumstances in accordance with the terms of the Series Supplement.)

(12) Deficit Controlled Accumulation Amount

     The Deficit Controlled Accumulation Amount for the Distribution Date,
     after giving effect to all deposits, withdrawals and distributions on
     such Distribution Date                                                $0.00

(13) Reserve Account (if applicable)

 (a) The  amount on  deposit in the  Reserve  Account,  if
     funded, on the Distribution Date, after giving effect
     to all deposits,  withdrawals  and  distributions  on
     such Distribution Date and the related Transfer Date                    N/A

 (b) The Required Reserve Account Amount, if any, selected by the
     Servicer                                                                N/A

C)   Senior Invested Amount

 (1) The Senior Invested Amount and the Senior Percentage of the
     Prefunding Account Balance on the date of issuance (the "Senior Initial
     Amount")                                                    $750,500,000.00

 (2) The Senior  Invested  Amount and the Senior  Percentage of the
     Prefunding Account Balance,  if any, on the Distribution Date,
     after  giving   effect  to  all  deposits,   withdrawals   and
     distributions on such Distribution Date                     $750,500,000.00

 (3) The Pool Factor for the Distribution Date (which represents the ratio of the Senior Invested Amount and the Senior Percentage of the
     Prefunding Account Balance, if any, as of such Distribution Date, after giving effect to any adjustment in the Senior Invested Amount on such Distribution Date, to the Senior Initial Amount). The amount of a
     Senior Certificateholder's pro rate share of the Senior Invested Amount and the Prefunding Account Balance, if any, can be determined by multiplying the original denomination of the Senior Certificateholder's
     Certificate by the Pool Factor                                     1.000000

D)   Collateral Invested Amount

 (1) The Collateral Invested Amount and the Collateral Percentage of the
     Prefunding Account Balance on the date of issuance          $199,500,000.00

 (2) The  Collateral  Invested  Amount  and  the  Collateral  Percentage
     of the Prefunding Account Balance,  if any, on the Distribution Date,
     after giving effect to all deposits,  withdrawals and distributions
     on such Distribution Date                                   $199,500,000.00

 (3) The Collateral Invested Amount as a percentage of the sum of the Collateral Invested Amount and the Senior Invested Amount on such
     Distribution Date                                                   21.00%

E)   Receivables Balances

 (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
     Period                                                       $5,412,660,752

 (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately preceding
     Monthly Period                                                  $96,527,092

F)   Annualized Percentages

 (1) The Gross Yield (Available  Finance Charge Collections for the
     Series 1996-1  Certificates  for the preceding  Monthly Period
     (excluding  payments  received from  Interest Rate  Protection
     Agreements)  divided  by the  Invested  Amount  of the  Series
     1996-1  Certificates and the Prefunding  Account  balance,  if any, as of the last day of the next preceding Monthly Period,
     multiplied by 12)                                                    18.87%

 (2) The Net Loss Rate (the Series 1996-1  Defaulted Amount for the
     preceding Monthly Period divided by the Invested Amount of the
     Series 1996-1 Certificates and the Prefunding Account balance, if any,  as of the  last  day of the  next  preceding  Monthly
     Period, multiplied by
     12)                                                                   8.18%

 (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the
     Series 1996-1 Certificates for the preceding Monthly Period          10.69%

 (4) The Base Rate  (Monthly  Interest  plus Monthly  Servicing Fee
     (based on an assumed  Servicing  Fee Rate of 2% per annum) for the  preceding  Monthly  Period  with  respect to the  related
     Distribution  Date,  divided  by the  Invested  Amount  of the
     Series 1996-1 Certificates and the Prefunding Account Balance,
     if any, as of the last day of the next preceding Monthly Period,
     multiplied  by 12)                                                    7.95%

 (5) The Net Spread (the Portfolio Yield minus the Base Rate for the Series
     1996-1 Certificates for the preceding Monthly Period)                 2.74%

 (6) The Monthly Payment Rate (Collections of Principal Receivables and
     Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of Receivables in the Trust as of the last day of the next preceding Monthly
     Period)                                                               8.51%

G)   Series 1996-1 Information for the Last Three Distribution Dates

                1)       Gross Yield

                         a) 5/15/97                18.87%
                         b) 4/15/97                21.85%
                         c) 3/17/97                23.81%

                 2)      Net Loss Rate

                         a) 5/15/97                8.18%
                         b) 4/15/97                8.56%
                         c) 3/17/97                8.31%

                  3)     Net Spread (Portfolio Yield Minus Base Rate)

                         a) 5/15/97                2.74%
                         b) 4/15/97                5.78%
                         c) 3/17/97                8.38%

                  Three Month Average              5.63%

                  4)       Monthly Payment Rate

                         a) 5/15/97                8.51%
                         b) 4/15/97                9.21%
                         c) 3/17/97               10.29%


                FIRST DEPOSIT NATIONAL BANK
                Servicer


                By:   /s/ David J. Petrini
                        ---------------------------------
                Name:  David J. Petrini
                Title: Senior Vice President and
                       Chief Financial Officer